Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Hope Andrade
Secretary of State

Office of the Secretary of State

September 21, 2012

Capitol Services Inc
P O Box 1831
Austin, TX 78767 USA

RE: BMC Capital, Inc.
File Number: 801658190

Assumed Name:
BMC Hard Assets, Inc.

File Date: 09/20/2012

It has been our pleasure to file the assumed name certificate for the above referenced entity. Enclosed is the certificate evidencing filing. Payment of the filing fee is acknowledged by this letter.

In addition to filing with the Secretary of State, the entity must file an assumed name certificate with the office of the appropriate county clerk as specified in § 71.103 of the Texas Business & Commerce Code.

If we can be of further service at any time, please let us know.

Sincerely,

Corporations Section
Business & Public Filings Division

Enclosure

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Hope Andrade
Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

BMC Capital, Inc.
File Number: 801658190
Assumed Name:
BMC Hard Assets, Inc.

The undersigned, as Secretary of State of Texas, hereby certifies that the assumed name certificate for the above named entity has been received in this office and filed as provided by law on the date shown below.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law hereby issues this Certificate of Filing.

Dated: 09/20/2012

Effective: 09/20/2012

Hope Andrade
Secretary of State

Form 503
(Revised 05/11)

Return in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512 463-5709
Filing Fee: $25

Assumed Name Certificate

This space reserved for office use.

FILED
In the Office of the
Secretary of State of Texas

SEP 2 0 2012

Corporations Section

Assumed Name

1. The assumed name under which the business or professional service is, or is to be, conducted or rendered is: BMC Hard Assets, Inc.

Entity Information

2. The legal name of the entity filing the assumed name is:

BMC Capital, Inc.

State the name of the entity as currently shown in the records of the secretary of state or on its organizational documents, if not filed with the secretary of state.

3. The entity filing the assumed name is a: (Select the appropriate entity type below.)

- [x] For-profit Corporation
- [ ] Nonprofit Corporation
- [ ] Professional Corporation
- [ ] Professional Association
- [ ] Limited Liability Company
- [ ] Limited Partnership
- [ ] Limited Liability Partnership
- [ ] Cooperative Association
- [ ] Other

Specify type of entity. For example, foreign real estate investment trust, state bank, insurance company, etc.

4. The file number, if any, issued to the entity by the secretary of state is:

5. The state, country, or other jurisdiction of formation of the entity is: Nevada

6. The registered office or similar office address of the entity in its jurisdiction of formation is:

50 West Liberty Street, Suite 880
Street Address

City	State	Country	Zip or Postal Code
Reno	NV	USA	89501

7. The entity's principal office address in Texas is: (See instructions.)

Street Address	City	State	Zip or Postal Code
13355 Noel Road, Suite 400	Dallas	TX	75240

8. The entity is not organized under the laws of Texas and is not required by law to maintain a registered agent and registered office in Texas. Its office address outside the state is:

Street Address	City	State	Zip or Postal Code

Period of Duration

☑ 9a. The period during which the assumed name will be used is 10 years from the date of filing with the secretary of state.

OR

☐ 9b. The period during which the assumed name will be used is _____ years from the date of filing with the secretary of state (not to exceed 10 years).

OR

☐ 9c. The assumed name will be used until _______________ (not to exceed 10 years).
mm/dd/yyyy

County or Counties in which Assumed Name Used

10. The county or counties where business or professional services are being or are to be conducted or rendered under the assumed name are:

☑ All counties

☐ All counties with the exception of the following counties: ____________________

☐ Only the following counties: ____________________

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and also certifies that the person is authorized to sign on behalf of the identified entity. If the undersigned is acting in the capacity of an attorney in fact for the entity, the undersigned certifies that the entity has duly authorized the undersigned in writing to execute this document.

Date: 09/18/2012

Thomas J. G. CFO
THOMAS J GINGERICH

Signature of a person authorized by law to sign on behalf of the identified entity (see instructions)